UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 4, 2005 (August 3, 2005)

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.05.                                          Costs Associated with Exit or Disposal Activities.

On August 3, 2005, senior management of Smurfit-Stone Container Corporation (the “Company”) authorized the closure of production capacity at three North American containerboard mills.  The Company will permanently close the #2 paper machine at its Fernandina Beach, Florida linerboard mill, its New Richmond, Quebec linerboard mill and its Bathurst, New Brunswick medium mill as part of the Company’s ongoing assessment and restructuring efforts, and in response to the declining growth rate for containerboard and oversupply in the northeastern portion of North America.  The Company expects to complete the closures during the third quarter of 2005.

The closures are projected to result in a workforce reduction of approximately 565 employees.  The Company expects to incur pre-tax charges of approximately $302 million during the third quarter of 2005, approximately $42 million of which will be in cash, as a result of the closings. The non-cash charges relate primarily to the write-down of fixed assets to estimated net realizable value, and the cash charges relate primarily to severance and benefits and environmental matters.

A copy of the Company’s press release announcing the closures is attached as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that are based upon management’s expectations and beliefs concerning future events impacting the Company.  Certain matters contained herein including, but not limited to, information concerning employee reductions and the amount, timing and nature of costs expected to be incurred with the closures are based upon information available to Company management as of the date hereof.  These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.  Factors that may cause such a difference include, but are not limited to, lower than anticipated employee reductions, higher than expected closure expenses, a delay in implementation of the closures, as well as other risks and uncertainties described in “forward-looking statements” in the Company’s annual report on Form 10-K for the year ended December 31, 2004, as updated from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                 Exhibits.

99.1.  Press release of Smurfit-Stone Container Corporation dated August 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 4, 2005

SMURFIT-STONE CONTAINER CORPORATION

		By:	\s\ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and General Counsel